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                                                                 Exhibit 16.1




May 12, 1998


Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-KA of Day International Group, Inc. dated May 12, 1998.

Yours truly,


Deloitte & Touche LLP
Dayton, Ohio